UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

 HF FOODS GROUP INC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other
than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Supplement Dated May 8, 2023 to
Proxy Statement Dated April 28, 2023

HF Foods Group Inc. (the “Company”) is providing this supplement (this “Supplement”) to its Notice of Annual Meeting and Proxy Statement dated April 28, 2023 (the “Proxy Statement”) to reflect the fact that the Company has engaged MacKenzie Partners, Inc. (“MacKenzie Partners”) to assist it with the solicitation of proxies from individual stockholders as well as brokerage firms, fiduciaries, custodians and other similar organizations representing beneficial owners of shares for the Company’s Combined 2022 & 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has agreed to pay MacKenzie Partners approximately $25,000, plus variable amounts for additional proxy solicitation services and expenses, for its services. MacKenzie Partners may solicit proxies by telephone, email and mail.

The Company has also engaged a representative of Broadridge Financial Solutions, Inc. (“Broadridge”) to serve as inspector of election at the Annual Meeting.

Please vote your proxy today. If you need any assistance in voting, please contact MacKenzie Partners toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

You do not have to take any action if you have previously voted your shares and do not wish to change your vote.

Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

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Important Additional Information and Where to Find It
The Company filed a definitive proxy statement on Schedule 14A and form of proxy card with the SEC on April 28, 2023 in connection with the solicitation of proxies for the Annual Meeting. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE PROXY CARD AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Company’s definitive proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with, or furnished by the Company to, the SEC without charge from the SEC's website at www.sec.gov or the Company's website at https://hffoodsgroup.com/investor-relations/.

Certain Information Regarding Participants in Solicitation
The Company, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company's stockholders generally, are set forth in the Company's definitive proxy statement filed with the SEC on April 28, 2023 and other relevant documents filed, or to be filed, with the SEC.